Exhibit 10.13

                         RESTRICTED STOCK UNIT AGREEMENT


                  AGREEMENT, made and entered into as of _________ ___, 200__ by and between XL Capital Ltd, a Cayman Islands corporation ("XL"), and <<Grantee>> (the "Grantee").

                  WHEREAS, the Grantee is an employee of XL and/or any of its subsidiaries (collectively called the "Company"); and

                  WHEREAS, XL regards the Grantee as a valuable employee of the Company and has determined it to be in the interest of the Company to grant to the Grantee an award of Restricted Stock Units under the Company's 1991 Performance Incentive Program;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, XL and the Grantee agree as follows:

                 (a)     GRANT OF RESTRICTED STOCK UNITS.

                 XL hereby grants to the Grantee an award (the "Award") of
<<No.of Shares>> Restricted Stock Units, subject to the restrictions and other terms and conditions set forth below (the "Restricted Stock Units"). The Award is granted pursuant to the terms of the Company's 1991 Performance Incentive Program, which is incorporated by reference herein. Any capitalized terms used herein and not defined shall have the meanings given to those terms in the 1991 Performance Incentive Program.

                  (b)   VESTING.

                        The Award will vest in four equal annual installments, beginning on the first anniversary of the date set forth above; PROVIDED, HOWEVER, that the Award shall vest in full upon an Early Termination (as defined in paragraph (e) below). The portion of the Award, if any, that is not vested immediately following termination of the Grantee's employment shall be immediately forfeited.
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                  (c)   DISTRIBUTION OF STOCK.

                        At the time the Award vests in accordance with paragraph
(b) above, the Company shall distribute to the Grantee a number of Ordinary Shares, US$0.01 par value per share, of XL (the "Shares") equal to the number of Restricted Stock Units which vested. Prior to the Company's delivery of the Shares, the Grantee shall pay to XL an amount of cash equal to the par value for each of such Shares delivered.

                  (d)   RIGHTS AND RESTRICTIONS.

                        The Restricted Stock Units shall not be transferable other than pursuant to will or the laws of descent and distribution. Prior to vesting of the Restricted Stock Units and delivery of the Shares to the Grantee, the Grantee shall not have any rights and privileges of a shareholder as to the Shares subject to the Award. Specifically, the Grantee shall not have the right to receive dividends or the right to vote such Shares prior to vesting of the Award and delivery of the Shares.

                  (e)   EARLY TERMINATION.

                        The Award shall vest in full immediately upon the happening of any of the following events (each an "Early Termination"):

                        (i) DEATH OF GRANTEE. In the event the Grantee dies while in the employment of the Company.

                        (ii) TERMINATION OF EMPLOYMENT DUE TO DISABILITY. In the event the Grantee's employment with the Company is terminated by the Company by reason of the Grantee's Disability.

                        (iii) TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. In the event the Grantee's employment with the Company is terminated due to his or her Retirement.

                        (iv) TERMINATION OF EMPLOYMENT DUE TO REDUNDANCY. In the event the Grantee's employment with the Company is terminated by the Company by reason of the Grantee's Redundancy. "Redundancy" shall mean termination of employment by the
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Company due to its need to reduce the size of its workforce, including due to closure of a business or a particular workplace or change in business process. Whether a termination of employment is due to "Redundancy" shall be determined in good faith by the Committee in its sole and absolute discretion, such determination being final and binding on all parties hereto and all persons claiming through, in the name of or on behalf of such parties.

                        (v) CHANGE OF CONTROL. In the event there is a Change of Control of the Company.

                  (f)   STATUS OF SHARES.

                        Upon issuance, the Shares shall rank equally in all respects with the other outstanding Shares of XL and shall be fully paid.

                  (g)   ADJUSTMENTS FOR RECAPITALIZATIONS, ETC.

                        In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-off, liquidations, reclassifications or other similar changes in the capitalization of XL, the number of Shares subject to this Award shall be proportionately adjusted by the Board on an equitable basis.

                  (h)   OBLIGATIONS AS TO CAPITAL.

                        XL agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under this Agreement.

                  (i)   WITHHOLDING.

                        The Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable income tax withholding requirements or social security or similar withholding requirements arising out of the Award. Such withholding tax obligations may be satisfied by withholding Shares from this Award; provided that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable law.
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                  (j)   REFERENCES.

                        References herein to rights and obligations of the Grantee shall apply, where appropriate, to the estate or personal representative of the Grantee without regard to whether specific reference to them is contained in a particular provision of this Agreement.

                  (k)   NOTICE.

                        Any notice or communication to be given to XL under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, duly addressed to XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

                  (l)   GOVERNING LAW.

                        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.
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                        IN WITNESS WHEREOF, the parties hereto have duly caused
this Agreement to be executed and delivered on the date first above written.


                                        XL Capital Ltd


                                        By:_________________________________




                                        ____________________________________
                                        <<Grantee>>